Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

LABORERS LOCAL 235 BENEFIT FUNDS, on
behalf of itself and all other similarly situated shareholders of Alberto-Culver Company,

Plaintiff,

v.	C.A. No. 5873-VCS

LEONARD H. LAVIN, CAROL L. BERNICK,
V.JAMES MARINO, JAMES G.
BROCKSMITH, JR., ROBERT H. ROCK,
THOMAS A. DATTILO, JIM EDGAR, SAM J.
SUSSER, GEORGE L. FOTIADES, KING
HARRIS, ALBERTO-CULVER COMPANY,
UNILEVER N.V., UNILEVER PLC,
CONOPCO, INC. AND ACE MERGER, INC.,

Defendants.

CITY OF RIVIERA BEACH GENERAL
EMPLOYEES RETIREMENT SYSTEM, on behalf of itself and all other similarly situated shareholders of Alberto-Culver Company,

Plaintiff,

v.	C.A. No. 5876-VCS

LEONARD H. LAVIN, CAROL L. BERNICK,
V. JAMES MARINO, JAMES G.
BROCKSMITH, JR., ROBERT H. ROCK,
THOMAS A. DATTILO, JIM EDGAR, SAM J.
SUSSER, GEORGE L. FOTIADES, KING
HARRIS, ALBERTO-CULVER COMPANY,
UNILEVER N.V., UNILEVER PLC,
CONOPCO, INC. AND ACE MERGER, INC.,

Defendants.

OKLAHOMA FIREFIGHTERS PENSION AND
RETIREMENT SYSTEM, on behalf of itself and all other similarly situated shareholders of
Alberto-Culver Company,

Plaintiff,

v.	C.A. No. 5879-VCS

LEONARD H. LAVIN, CAROL LAVIN
BERNICK, KING W. HARRIS, ROBERT H.
ROCK, THOMAS A. DATTILO, SAM J.
SUSSER, JAMES R. EDGAR, JAMES G.
BROCKSMITH, JR., GEORGE L. FOTIADES,
V. JAMES MARINO, ALBERTO-CULVER
COMPANY, UNILEVER N.V., UNILEVER
PLC, CONOPCO, INC. AND ACE MERGER,
INC.,

Defendants.

KBC ASSET MANAGEMENT NV, on behalf of itself and others similarly situated,

Plaintiff,

v.	C.A. No. 5898-VCS

LEONARD H. LAVIN, CAROL L. BERNICK,
V. JAMES MARINO, JAMES G.
BROCKSMITH, JR., ROBERT H. ROCK,
THOMAS A. DATTILO, JIM EDGAR, SAM J.
SUSSER, GEORGE L. FOTIADES, KING
HARRIS, ALBERTO-CULVER COMPANY,
UNILEVER N.V., UNILEVER PLC,
CONOPCO, INC. AND ACE MERGER, INC.,

Defendants.

STIPULATION AND AGREEMENT OF COMPROMISE AND SETTLEMENT

This Stipulation and Agreement of Compromise and Settlement (the “Settlement Agreement” or the “Stipulation”), dated November 29, 2010, which is entered into among (i) plaintiffs Laborers Local 235 Benefit Funds, City of Riviera Beach General Employees Retirement System, Oklahoma Firefighters Pension and Retirement System, and KBC Asset Management NV (collectively, the “Delaware Plaintiffs”) and Dolores Joyce and David Jaroslawicz (the “Illinois Plaintiffs”) (collectively, with the Delaware Plaintiffs, “Plaintiffs”) on their own behalf and on behalf of the Settlement Class, as defined herein and (ii) defendants Carol Lavin Bernick, V. James Marino, James G. Brocksmith, Jr., Thomas A. Dattilo, George L. Fotiades, King Harris, Leonard H. Lavin, Robert H. Rock, James R. Edgar and Sam J. Susser (the “Individual Defendants”), Alberto-Culver Company (“Alberto-Culver” or the “Company”), and Unilever N.V., Unilever PLC, Conopco, Inc., and Ace Merger, Inc. (collectively, “Unilever”) (collectively, with Alberto-Culver and the Individual Defendants, “Defendants”) (Plaintiffs and Defendants, collectively, shall be referred to as the “Parties”), by and through their undersigned attorneys, states all of the terms of the settlement and resolution of this matter and is intended by the Parties to fully and finally compromise, resolve, discharge and settle the Released Claims, as defined herein, subject to the approval of the Court of Chancery, as defined herein:

BACKGROUND TO THE SETTLEMENT

1. On September 27, 2010, Unilever and Alberto-Culver entered an agreement and plan of merger (the “Merger Agreement”) whereby Unilever would acquire Alberto-Culver for $37.50 per share in cash (the “Merger”).

2. Between October 6, 2010, and October 15, 2010, the following actions were commenced before the Delaware Court of Chancery on behalf of shareholders of Alberto-Culver, challenging the Merger as a product of a breach of fiduciary duty by the Company’s Board of Directors (the “Board”), and setting forth substantially similar allegations and seeking substantially similar relief (the “Delaware Actions”):

i.	Laborers Local 235 Benefit Funds v. Leonard H Lavin, et al., C.A. No. 5873-VCS;

ii.	City Of Riviera Beach General Employees Retirement System v. Leonard H. Lavin, et al., C.A. No. 5876-VCS;

iii.	Oklahoma Firefighters Pension and Retirement System v. Leonard H Lavin, et al., C.A. No. 5879-VCS;

iv.	KBC Asset Management NV, et al., v. Leonard H Lavin, et al., C.A. No. 5898-VCS; and

v.	Southeastern Pennsylvania Transportation Authority, et al., v. Carol Lavin Bernick, et al., C.A. No. 5905-VCS.

3. Between October 22, 2010 and November 8, 2010, the following actions were commenced before the United States District Court for the Northern District of Illinois, setting forth substantially similar allegations and seeking substantially similar relief as the Delaware Actions (the “Illinois Actions”) (collectively, with the Delaware Actions, the “Actions”):

i.	David Jaroslawicz v. Leonard H Lavin, et al., Case No. 1:10-CV-6815; and

ii.	Dolores Joyce v. Leonard H. Lavin, et al., Case No. 1:10- CV-7212

4. On October 15, 2010, Alberto-Culver filed a Schedule 14A Preliminary Proxy Statement (the “Preliminary Proxy”) with the United States Securities and Exchange Commission (the “SEC”) regarding the Merger.

5. On October 20, 2010, plaintiff Laborers Local 235 Benefit Funds (plaintiff in the action docketed at No. 5873-VCS) filed an amended complaint asserting additional allegations based, in part, on information disclosed in the Preliminary Proxy (the “Laborers Amended Complaint”)

6. On October 22, 2010, plaintiff Laborers Local 235 Benefit Funds (plaintiff in the action docketed at No. 5873-VCS) filed a motion requesting expedited discovery and preliminary injunction proceedings.

7. On October 27, 2010, Delaware Plaintiffs filed a Motion for Consolidation and Appointment as Co-Lead Plaintiffs, which sought the consolidation of the Delaware Actions, the appointment as Plaintiffs as Co-Lead Plaintiffs, the appointment of Bernstein Litowitz Berger & Grossman LLP (“BLBG”) and Grant & Eisenhofer, P.A. (“G&E”) as Co-Lead Counsel, and the appointment of Motley Rice LLC (“Motley Rice”), Berman DeValerio, and Saxena White P.A. (“Saxena White”) to serve on Plaintiffs’ Executive Committee (the “Consolidation Motion”).

8. On October 28, 2010, the Delaware Parties filed a Stipulation and [Proposed] Order on Expedited Proceedings, setting forth a proposed schedule for expedited discovery and, if necessary, briefing and a hearing on Delaware Plaintiffs’ motion for a preliminary injunction.

9. On October 29, 2010, the Court so-ordered and granted the Stipulation and Order on Expedited Proceedings, ordering the parties before it to engage in expedited discovery, and scheduling a hearing on Delaware Plaintiffs’ motion for a preliminary injunction, if necessary, for November 30, 2010. That hearing was subsequently rescheduled for December 6, 2010.

10. Between October 29, 2010 and November 23, 2010, the Delaware Parties engaged in expedited discovery. Expedited discovery has included the production of over 135,000 pages of documents by Defendants and certain third parties, and six depositions.

11. On November 12, 2010, Alberto-Culver filed a Schedule 14A Definitive Proxy Statement (the “Definitive Proxy”) with the SEC regarding the Merger, and scheduling a meeting at which Alberto-Culver shareholders will be asked to approve the Merger for December 13, 2010. The Definitive Proxy included, inter alia, additional disclosures regarding the Merger and the process and procedures of the Board relating and leading up to the Merger, and other information in response to the allegations contained in the Amended Complaint.

12. On November 23, 2010, Delaware Plaintiffs filed a Motion for a Preliminary Injunction, and a supporting memorandum of law, seeking to enjoin Defendants from taking any action to consummate the Merger, including the shareholder meeting scheduled for December 13, 2010.

13. Counsel for Plaintiffs and Defendants in the Actions have engaged in negotiations concerning a possible settlement of the Actions, and the Parties have reached an agreement to settle the Actions as described herein.

14. Plaintiffs and their counsel believe that a Settlement of the Actions on the terms reflected in this Stipulation is fair, reasonable, and adequate and in the best interests of Alberto-Culver’s public shareholders.

15. The Defendants, to avoid the costs, disruption, and distraction of further litigation, and to permit the timely closing of the transactions contemplated by the Merger Agreement, and without admitting the validity of any allegations made in the Actions or of any of the additional concerns expressed by Plaintiffs about the Merger Agreement, or any liability with respect thereto, have concluded that it is desirable that the claims against them be settled on the terms reflected in this Stipulation.

16. The Defendants specifically deny the allegations made in the Actions and all other concerns expressed by Plaintiffs with respect to the Merger Agreement, and Defendants maintain that they have committed no breach of fiduciary duty whatsoever (or the aiding and abetting of any breach of fiduciary duty), and have committed no disclosure or other violations, in connection with the Merger Agreement.

NOW, THEREORE, IT IS STIPULATED, CONSENTED TO AND AGREED, by Plaintiffs, for themselves and on behalf of the Settlement Class, and Defendants, that, subject to the approval of the Court of Chancery and pursuant to Delaware Court of Chancery Rule 23 and the other conditions set forth herein, for the good and valuable consideration set forth herein and conferred on Plaintiffs, the Actions shall be finally and fully settled, compromised and dismissed, on the merits and with prejudice, and that the Released Claims shall be finally and fully compromised, settled, released and dismissed with prejudice as to the Released Parties, in the manner and upon the terms and conditions hereafter set forth.

DEFINITIONS

17. In addition to the terms defined above, the following capitalized terms used in this Stipulation shall have the meanings specified below:

(a) “Class Members” means all persons or entities who held shares of Alberto-Culver common stock, either of record or beneficially, other than the defendants, their subsidiary companies, affiliates, and members of their immediate families, as the case may be, at any time between September 27, 2010, and the date of the consummation of the Merger.

(b) “Court Approval” means the entry of the Judgment.

(c) “Defendants’ Claims” means any and all claims, debts, demands, rights or causes of action or liabilities whatsoever (including, but not limited to, any claims for damages, interest, attorneys’ fees, expert or consulting fees, and any other costs, expenses or liability whatsoever), whether based on state, local, federal, statutory or common law or any other law, rule or regulation, whether fixed or contingent, accrued or un-accrued, liquidated or un-liquidated, at law or in equity, matured or un-matured, including both known claims and Unknown Claims, that have been or could have been asserted in the Actions or any forum by Defendants or any of them or their respective successors and assigns against Plaintiffs, the Class Members, or any of their respective counsel, which arise out of or relate in any way to the acquisition of Alberto-Culver or the conduct of this litigation.

(d) “Effective Date” means the first business day following the date the Judgment becomes final and unappealable, whether by affirmance on or exhaustion of any possible appeal or review, writ of certiorari, lapse of time or otherwise. The finality of the Judgment shall not be affected by any appeal or other proceeding solely regarding an application for attorneys’ fees and expenses.

(e) “Individual Defendants” means Carol Lavin Bernick, V. James Marino, James G. Brocksmith, Jr., Thomas A. Dattilo, George L. Fotiades, King Harris, Leonard H. Lavin, Robert H. Rock, Sam J. Susser and James R. Edgar.

(f) “Judgment” means the Final Order and Judgment to be entered in the Delaware Actions.

(g) “Merger Date” means the effective date of the Merger.

(h) “Notice” means the Notice of Pendency and Settlement of Shareholder Action.

(i) “Parties” means Plaintiffs and Defendants.

(j) “Person” means any individual, corporation, partnership, limited liability company, association, affiliate, joint stock company, estate, trust, unincorporated association, entity, government and any political subdivision thereof, or any other type of business or legal entity.

(k) “Plaintiffs’ Co-Lead Counsel” means the law firms of BLBG and G&E.

(l) “Released Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, expert or consulting fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims, whether direct, derivative, individual, class, representative, legal, equitable or of any other type, or in any other capacity, whether based on state, local, foreign, federal, statutory, regulatory, common or other law or rule (including with respect to any 10b5-1 trading plan) which were or could have been raised in the Actions or which arise out of or relate to the transactions contemplated by the Merger Agreement (the “Transactions”), filed in connection with the Transactions. The Released Claims shall not, however, include the right to enforce the Settlement or claims solely for statutory appraisal with respect to the Merger pursuant to Section 262 of the Delaware General Corporation Law by Alberto-Culver stockholders who properly perfected such claims for appraisal and have not otherwise waived their appraisal rights.

(m) “Released Parties” means (i) any and all Defendants, and (ii) Alberto-Culver, Unilever, their directors, officers, attorneys and employees.

(n) “Releasing Persons” means (i) any and all Defendants, (ii) Alberto-Culver, Unilever, and their directors, officers, attorneys and employees, and (iii) any and all Plaintiffs, on their own behalf and on behalf of the Settlement Class.

(o) “Settlement” means the settlement contemplated by this Stipulation.

(p) “Settlement Class” means any and all record and beneficial holders of Alberto-Culver common stock at any time during the Settlement Class Period (excluding Defendants in the Actions, their immediate families and their affiliates), together with their predecessors, successors, and assigns.

(q) “Settlement Class Period” means between and including September 27, 2010, and the date of the consummation of the Merger.

(r) “Settlement Hearing” means the hearing to be held by the Court of Chancery to determine whether to certify the Settlement Class pursuant to Delaware Court of Chancery Rule 23(b)(1), whether Plaintiffs and Class Counsel have adequately represented the Settlement Class, whether the proposed Settlement should be approved as fair, reasonable and adequate, whether all Released Claims should be dismissed with prejudice, whether an Order and Judgment approving the Settlement should be entered, and whether and in what amount any award of attorneys’ fees and reimbursement of expenses should be paid to Class Counsel.

SETTLEMENT CONSIDERATION AND SCOPE OF THE SETTLEMENT

18. In consideration for the full and final settlement and dismissal with prejudice of, and the release of, any and all Released Claims:

(a) Elimination of Matching Rights. Section 4.02(b)(iii) of the Merger Agreement shall be amended as follows:

(iii) Notwithstanding Section 4.02(b)(i), at any time prior to obtaining the Stockholder Approval, if the Company receives a Takeover Proposal which the Board of Directors of the Company determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) constitutes a Superior Proposal, the Company may terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal if the Board of Directors of the Company determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) that the failure to do so would be inconsistent with its fiduciary duties under applicable law; provided, however, that the Company shall not terminate this Agreement pursuant to this Section 4.02(b)(iii), and any purported termination pursuant to this Section 4.02(b)(iii) shall be void, unless (A) the Company has not breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, including in this Section 4.02, such that the conditions set forth in Section 6.02(a) or 6.02(b) could not then be satisfied, and (B) concurrently with such termination the Company pays the termination fee payable pursuant to Section 5.06(b)~~, (C) the Company has provided prior written notice to Parent that the Company intends to terminate this Superior Proposal (a “Notice of Superior Proposal”), which notice shall specify the material terms and conditions of such Superior Proposal (including the identity of the third party or group making such Superior Proposal) and attach a copy of the definitive agreement proposed to be entered into with respect to such Superior Proposal, (D) the Company has negotiated in good faith (including by complying with its obligations~~

~~under Section 4.02(b)(iv)) with Parent with respect to any changes to the terms of this Agreement proposed by Parent for at least five business days following receipt by Parent of such Notice of Superior Proposal (it being understood and agreed that any amendment to any material term of such Superior Proposal shall require a new Notice of Superior Proposal and an additional three business day period from the date of such notice) and (E) taking into account any changes to the terms of this Agreement proposed by Parent to the Company, the Board of Directors of the Company has determined in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) that such Superior Proposal continues to meet the definition of the term “Superior Proposal” and the failure by it to terminate this Agreement to enter into the definitive agreement with respect to such Superior Proposal would be inconsistent with its fiduciary duties under applicable law.~~

(b) Termination Fees. Section 5.06 of the Merger Agreement shall be amended as follows:

SECTION 5.06. Fees and Expenses. (a) Except as provided in paragraphs (b) and (c) of this Section 5.06, all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

(b) In the event that (i) this Agreement is terminated by (A) Parent pursuant to Section 7.01(e) or (B) the Company pursuant to 7.01(f) or (ii) (A) on or after the date of this Agreement and prior to the obtaining of the Stockholder Approval, a Takeover Proposal shall have been made to the Company or shall have been made directly to the stockholders of the Company generally or shall have otherwise become publicly known or any person shall have publicly announced an intention to make a Takeover Proposal, (B) thereafter this Agreement is terminated by (1) either Parent or the Company pursuant to Section 7.0I(b)(i) (but only if a vote to obtain the Stockholder Approval or the Stockholders’ Meeting has not been held) or Section 7.01(b)(iii) or (2) Parent pursuant to Section 7.01(c)(i) and (C) within 15 months after such termination, the Company enters into a Contract to consummate, or consummates, any Acquisition Transaction, then the Company shall pay Parent a termination fee equal to ~~$125,000,000~~ $100,000,000 by wire transfer of same-day funds (x) in the case of a payment required by clause (i)(A) above, on the first business day following the date of termination of this Agreement, (y) in the case of a payment required by clause (i)(B) above, immediately upon the termination of this Agreement and (z) in the case of a payment required by clause (ii) above, on the date of the first to occur of the events referred to in clause (ii)(C).

(c) In the event that (i) this Agreement is terminated by (A) Parent or the Company pursuant to Section 7.01(b)(i) or 7.01(b)(ii) (in the case of Section 7.01(b)(ii), as a result of any Restraint arising under any competition, merger control, antitrust or similar law or regulation), (B) the Company pursuant to Section 7.01(d) or (C) Parent pursuant to Section 7.01(c)(ii) and (ii) as of the date of termination, (A) the condition set forth in Section 6.01(b) or Section 6.01(c) (in the case of Section 6.01(c), as a result of any Restraint or any pending or threatened suit, action or proceeding by any Governmental Entity, in each case arising under any competition, merger control, antitrust or similar law or regulation) has not been satisfied and (B) all other conditions to Closing shall have been satisfied or waived (or, in the case of conditions that by their nature are to be satisfied at the Closing, shall be capable of being satisfied on such date), then Parent shall pay the Company a termination fee equal to $125,000,000 by wire transfer of same-day funds on the second business day following the date of termination of this Agreement.

(c) Additional Disclosures. The Parties agree that Alberto-Culver will cause supplemental disclosures to be filed with the SEC promptly after granting of the Consolidation Motion.

(d) Meeting Date. Alberto-Culver agrees not to hold any meeting at which shareholders of the Company will be asked to consider the Proposed Transaction prior to December 17, 2010.

(e) Data Availability. Alberto-Culver agrees that it will promptly provide any superior bidder (as described in Section 4.02(a) of the Merger Agreement) with the same confidential information, on the same terms, as was provided to Unilever.

(f) No Amendment. Except as expressly provided in this Section 18, nothing in this Stipulation shall be construed to amend or alter any terms of the Merger Agreement.

SCOPE OF RELEASES

19. The obligations incurred pursuant to this Stipulation shall be in full and final disposition of the Actions and any and all related claims as to any settling party to the Actions, or party that could have been named in the Actions or any related action.

20. Plaintiffs, Plaintiffs’ Counsel, and each and every member of the Class, individually and collectively, shall and hereby do completely, fully, finally, and forever release, relinquish, and discharge the Released Parties from any and all of the Released Claims.

21. Defendants and any and all Released Parties, including any and all of their respective successors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under any of them, and each of them, shall and hereby do completely, fully, finally, and forever release, relinquish, and discharge Plaintiffs, all Class members, and all Plaintiffs’ Counsel from any and all of the Defendants’ Claims.

22. Upon entry of the Scheduling Order, the parties agree not to institute, maintain, or prosecute any and all claims relating, directly or indirectly, to the Released Claims, and shall be permanently and finally enjoined without the necessity of posting bond from commencing or prosecuting any actions or other proceedings asserting any or all such claims.

EFFECT OF RELEASES

23. The releases contemplated by this Stipulation extend to claims that any Releasing Person may not know or suspect to exist at the time of the release, including those which, if known, might have affected the Releasing Person’s decision to enter into this release or whether or how to object to the Court’s approval of the Settlement or to attempt to exclude themselves from the Class (“Unknown Claims”). The Releasing Persons shall be deemed to waive any and all provisions, rights, and benefits conferred by any law of the United States or any state or territory of the United States, or principle of common law or foreign law, which may have the effect of limiting the release set forth above. In particular, the Releasing Persons shall be deemed by operation of law to have relinquished, to the full extent permitted by law, the provisions, rights, and benefits of section 1542 of the California Civil Code, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

In addition, the Releasing Persons shall be deemed to relinquish, to the extent they are applicable, and to the full extent permitted by law, the provisions, rights, and benefits of any law of any state or territory of the United States, federal law, or principle of common law, which is similar, comparable, or equivalent to section 1542 of the California Civil Code. The Releasing Persons acknowledge that the Releasing Persons may discover facts in addition to or different from those now known or believed to be true with respect to the Released Claims, but that it is the intention of the Releasing Persons to hereby completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery or existence of additional or different facts. Plaintiffs in the Actions acknowledge, and the members of the Class by operation of law shall be deemed to have acknowledged, that “Unknown Claims” are expressly included in the definition of “Released Claims,” and that such inclusion was separately bargained for and was a key element of this Settlement and was relied upon by each and all of the Released Persons in entering into this Settlement. Defendants in the Actions acknowledge that “Unknown Claims” are expressly included in the definition of “Released Claims,” and that such inclusion was separately bargained for and was a key element of this Settlement and was relied upon by each and all of the Released Persons in entering into this Settlement.

CONSOLIDATION AND CLASS CERTIFICATION

24. For purposes of settlement only, the parties agree that the Court shall certify a non opt-out class action, pursuant to Court of Chancery Rules 23(b)(1) and (b)(2) consisting of all holders of common stock of Alberto-Culver (excluding Defendants in the Actions, their immediate families and their affiliates) from and including September 27, 2010, through and including the closing of the Merger, together with their predecessors and successors and assigns.

25. As a condition to this Settlement, the parties agree that the Court shall enter the Consolidation Order. The Parties shall use their best efforts to have the Court enter the Consolidation Order. If the Court refuses to enter the Consolidation Order or fails to act on the Consolidation Motion by 5:00 pm (EST) on December 1, 2010, the Parties shall each have the right to withdraw from this Settlement.

SUBMISSION OF THE SETTLEMENT TO THE COURT

FOR APPROVAL/ISSUANCE OF A SCHEDULING ORDER

26. As soon as practicable after this Stipulation has been executed, Plaintiffs and Defendants shall jointly submit the Stipulation together with its related documents to the Court, and shall apply to the Court for entry of an Order providing for, among other things: (a) the entry of the Consolidation Order in the Delaware Actions, (b) conditional certification of the Settlement Class, (c) the mailing to the Class Members of the Notice of Proposed Settlement of Class Action, Settlement Hearing and Right to Appear in a form mutually agreeable to the Parties (the “Notice”); (d) the publication of the Summary Notice of Proposed Settlement of Class Action, Settlement Hearing, and Right to Appear in a form mutually agreeable to the Parties (the “Summary Notice”); (e) the scheduling of the Settlement Hearing to consider: (i) the proposed Settlement, (ii) the joint request of the parties that the Judgment be entered substantially in the form mutually agreeable to the Parties, (iii) certification of the Settlement Class, and (iv) Class Counsel’s application (on behalf of all plaintiffs’ counsel) for attorneys’ fees and expenses, and any objections to the foregoing; and (v) a stay of the prosecution of the Actions pending further order of the Court. At the Settlement Hearing, the Parties shall jointly request that the Judgment be entered implementing the terms of this Settlement in a form mutually agreeable to the Parties.

NOTICE

27. Alberto-Culver shall be responsible for providing notice of the Settlement to the members of the Class in the manner directed by the Court. In connection with their application for entry of the Scheduling Order, the parties to the Actions shall jointly request that the Court approve the dissemination of the Notice to members of the Class by means of: (a) a press release which, together with the Stipulation and Notice, shall be made available on the Company’s website until the expiration date of the time for filing a notice of appeal from the Order and Final Judgment, and (b) a Form 8-K filing with the SEC that includes the press release referred to above, the Stipulation and the Notice.

28. Alberto-Culver or its successor entity shall assume administrative responsibility for and will pay all reasonable costs and expenses related to preparing and disseminating the Notice, irrespective of whether the Court approves the Settlement, and in no event shall Plaintiffs, the members of the Class, or their counsel be responsible for any notice costs or expenses.

29. Plaintiffs or their counsel may issue a press release concerning the Settlement in the form attached hereto as Exhibit A. Until the merger closes or is terminated, no Plaintiff or its representatives may issue any other press release (except to respond to a press release issued by any other Party) concerning the Settlement, the Stipulation or the subject matter thereof, without prior written consent from counsel for all Defendants.

DISMISSAL OF ACTIONS WITH PREJUDICE

30. If the Settlement (including any modification made thereto with the consent of the parties as provided for herein) is approved by the Court, the parties shall jointly and promptly request that the Court enter an Order and Final Judgment in a form mutually agreeable to the Parties.

31. Upon Court Approval, the Illinois Plaintiffs will seek and use their best efforts to obtain, subject to any required court approval, dismissal with prejudice of the Illinois Actions.

PRELIMINARY INJUNCTION

32. The Scheduling Order shall provide that, pending the Court’s determination as to final approval of the Settlement, Plaintiffs and all members of the Class, or any of them, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any claim related, directly or indirectly, to any Settled Claims, against any of the Released Persons. If any action is filed in any court asserting claims that are related to the subject matter of the Actions prior to the Effective Date of the proposed Settlement, the Parties shall cooperate in obtaining the dismissal or withdrawal of such related litigation, including where appropriate joining in any motion to dismiss or demurrer to such litigation.

STAY OF PROCEEDINGS

33. Pending Court approval of the Settlement Agreement and Settlement, Plaintiffs agree to stay the proceedings in the Actions and to stay and not to initiate any and all other proceedings other than those incident to the Settlement itself. The Parties also agree to use their best efforts to prevent, stay or seek dismissal of or oppose entry of any interim or final relief in favor of any member of the Class in any other litigation against any of the Parties to this Stipulation which challenges the Settlement, the Transactions, or otherwise involves a Released Claim. Plaintiffs agree that the time to answer or otherwise respond to any of the complaints or discovery requests that have been filed or served to date, or that are contemplated to be filed or served in the Delaware Actions or the Illinois Actions, is extended without date. Counsel shall enter into such documentation as shall be required to effectuate the foregoing agreements.

CONDITIONS OF SETTLEMENT

34. The Settlement described herein is subject to the approval of the Court. The Court’s approval of the Settlement is not contingent on its approval of the fees and expenses to be awarded to Plaintiffs’ Counsel.

ATTORNEYS’ FEES AND EXPENSES

35. Prior to the Settlement Hearing, Lead Counsel for Plaintiffs in the Delaware Actions (on behalf of all counsel in the Delaware Actions and the Illinois Actions) will submit a fee application (which may include costs and expenses). Defendants agree that Plaintiffs’ counsel is entitled to a fee but reserve the right to oppose the amount of the fee. Counsel for Plaintiffs waive any right to seek any award of attorneys’ fees or expenses except as provided in this Settlement Agreement. Alberto-Culver, on behalf of and for the benefit of itself and the other Defendants in the Actions, agrees to pay any final award of fees and expenses by the Court.

36. The Court may consider and rule upon the fairness, reasonableness, and adequacy of the Settlement independently of any award of attorneys’ fees and expenses. If the Court grants the fee petition, fees and expenses awarded shall be paid to Plaintiffs’ Co-Lead Counsel within five (5) business days after the Court enters the Order and Final Judgment (the “Fee and Expense Award”). In the event that the Court’s approval of the Settlement is reversed, vacated or the Fee and Expense Award is reduced on appeal, Plaintiffs’ Counsel shall repay the corresponding amount to Alberto-Culver, or its successor in interest.

37. Plaintiffs’ Counsel warrants that no portion of any such award of attorneys’ fees or expenses shall be paid to any Plaintiff or any Class Member, except as approved by the Court of Chancery. Delaware Co-Lead Counsel shall allocate the Fee and Expense Award amongst all counsel for Plaintiffs in a manner which they, in good faith, believe reflects the contributions of such counsel to the prosecution and settlement of the Actions. Defendants and the Released Parties shall have no responsibility for the allocation by Plaintiffs’ Counsel of the Fee and Expense Award.

BEST EFFORTS

38. The parties and their respective counsel agree to cooperate fully with one another in seeking the Court’s approval of this Stipulation and the Settlement and to use their best efforts to effect the consummation of this Stipulation and the Settlement (including, but not limited to, using reasonable efforts to defeat any objections raised to the Settlement). Without further order of the Court, the parties may agree to reasonable extensions of time to carry out any of the provisions of this Stipulation.

STIPULATION NOT AN ADMISSION

39. The provisions contained in this Stipulation and all negotiations, statements, and proceedings in connection therewith are not, will not be argued to be, and will not be deemed to be a presumption, a concession, or an admission by any party of any fault, liability, or wrongdoing as to any fact or claim alleged or asserted in the Actions or any other actions or proceedings and will not be interpreted, construed, deemed, invoked, offered, or received in evidence, or otherwise used by any party or person in this or any other actions or proceedings, whether civil, criminal, or administrative, except in a proceeding to enforce the terms or conditions of this Stipulation.

40. The entry by the Plaintiffs into this Stipulation is not an admission as to the lack of any merit of any claims asserted in the Actions. Plaintiffs’ counsel have conducted an investigation and pursued discovery relating to the claims and the underlying events and transactions alleged in the Actions. Plaintiffs’ counsel have analyzed the evidence adduced during their investigation and through discovery, and have researched the applicable law with respect to Plaintiffs and the Settlement Class. In negotiating and evaluating the terms of this Stipulation, Plaintiffs’ counsel considered the significant legal and factual defenses to Plaintiffs’ claims. Based upon their evaluation, Plaintiffs’ counsel have determined that the Settlement set forth in this Stipulation is fair, reasonable and adequate and in the best interests of all Class Members, and that it confers substantial benefits upon the Class Members.

41. Defendants have denied and continue to deny any and all allegations of wrongdoing, fault, liability or damage to any of the respective plaintiffs in the Actions or other Class Members, and have maintained and continue to maintain that they have committed no breach of fiduciary duty whatsoever (or any aiding and abetting of any breach of fiduciary duty), and have committed no disclosure or other violations, in connection with the Transactions. Defendants further deny that they engaged in, committed or aided or abetted the commission of any wrongdoing or violation of law, or any other breach of duty, and deny that any of the respective Plaintiffs in the Actions or other Class Members suffered any damage whatsoever. Defendants desire to enter into this Settlement solely to eliminate the uncertainties, burden and expense of further litigation. Nothing in this Stipulation shall be construed as any admission by Defendants of wrongdoing, fault, liability, or damages whatsoever.

NO WAIVER

42. Any failure by any party to insist upon the strict performance by any other party of any of the provisions of this Stipulation shall not be deemed a waiver of any of the provisions hereof, and such party, notwithstanding such failure, shall have the right thereafter to insist upon the strict performance of any and all of the provisions of this Stipulation to be performed by such other party.

43. No waiver, express or implied, by any party of any breach or default in the performance by the other party of its obligations under this Stipulation shall be deemed or construed to be a waiver of any other breach, whether prior, subsequent, or contemporaneous, under this Stipulation.

AUTHORITY

44. This Stipulation will be executed by Plaintiffs’ counsel, each of whom represents and warrants that he or she has been duly authorized and empowered to execute this Stipulation on behalf of such party, and that it shall be binding on such party in accordance with its terms. This Stipulation will also be executed by Defendants’ counsel, each of whom represents and warrants that he or she has been duly authorized and empowered to execute this Stipulation on behalf of such party, and that it shall be binding on such party in accordance with its terms.

SUCCESSORS AND ASSIGNS

45. This Stipulation is and shall be binding upon, and inure to the benefit of, the parties and their respective agents, executors, administrators, heirs, successors, and assigns, including without limitation any corporation or other entity with which any party hereto may merge or otherwise consolidate.

GOVERNING LAW AND FORUM

46. This Stipulation and the Settlement contemplated by it shall be governed by and construed in accordance with, the laws of the State of Delaware, without regard to conflict of laws principles. Any dispute arising out of this Stipulation or Settlement shall be filed and litigated exclusively in the Court of Chancery of the State of Delaware. Each party hereto (i) consents to personal jurisdiction in any such action (but in no other action) brought in this Court; (ii) consents to service of process by registered mail upon such party and/or such party’s agent; (iii) waives any objection to venue in this Court and any claim that Delaware or this Court is an inconvenient forum, and (iv) waives any right to demand a jury trial as to any such action.

WARRANTY

47. Plaintiffs and their counsel represent and warrant that Plaintiffs were Alberto-Culver stockholders at all relevant times, and that none of the Released Claims has been assigned, encumbered, or in any manner transferred in whole or in part, and that Plaintiffs and Plaintiffs’ Counsel will not attempt to assign, encumber, or in any manner transfer in whole or in part any of the Released Claims.

48. Defendants and their counsel represent and warrant that none of the Defendants’ Claims has been assigned, encumbered, or in any manner transferred in whole or in part, and that Defendants and their counsel will not attempt to assign, encumber, or in any manner transfer in whole or in part any of the Defendants’ Claims.

49. Each party represents and warrants that the party, or a responsible officer or partner or other fiduciary thereof, has read this Stipulation and understands the contents hereof.

50. Each party represents and warrants that the party has made such investigation of the facts pertaining to the Settlement provided for in this Stipulation, and all of the matters pertaining thereto, as the party deems necessary and advisable.

ENTIRE AGREEMENT

51. This Stipulation constitutes the entire agreement among the parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous oral or written agreements, understandings, or representations. This Stipulation may be modified, amended, or waived only by a writing signed by representatives of the parties hereto.

INTERPRETATION

52. This Stipulation will be deemed to have been mutually prepared by the parties and will not be construed against any of them by reason of authorship. Paragraph titles have been inserted for convenience only and will not be used in determining the terms of this Stipulation.

53. The terms and provisions of this Stipulation are intended solely for the benefit of the Released Persons, the Class, and their respective successors and permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights or remedies upon any other person or entity, except any attorneys’ fees and expenses to be paid pursuant to the terms of this Stipulation.

AMENDMENTS

54. This Stipulation may not be amended, changed, waived, discharged, or terminated (except as explicitly provided herein), in whole or in part, except by an instrument in writing signed by all signatories hereto.

COUNTERPARTS

55. This Stipulation may be executed in any number of actual, telecopied, or electronically mailed counterparts and by each of the different parties on several counterparts, each of which when so executed and delivered will be an original. This Stipulation will become effective when the actual or telecopied counterparts have been signed by each of the parties and delivered to the other parties. The executed signature page(s) from each actual, telecopied, or electronically mailed counterpart may be joined together and attached and will constitute one and the same instrument.

Date: November 29, 2010

RICHARDS, LAYTON & FINGER P.A.	GRANT & EISENHOFER P.A.

/s/ Gregory P. Williams (#2168)	/s/ Stuart M. Grant
Gregory P. Williams (#2168)	Stuart M. Grant (Del. No. 2526)
Brock E. Czeschin (#3938)	John C. Kairis (Del. No. 2752)
One Rodney Square	Michael J. Barry (Del. No. 4368)
920 North King Street	Christian Keeney (Del. No. 5197)
Wilmington, DE 19801	1201 North Market Street, Suite 2100
Tel: (302) 651-7700	Wilmington, DE 19801
Fax: (302) 651-7701	Tel: (302) 622-7000
Fax: (302) 622-7100

Counsel for Defendants Unilever NV,	Co-Lead Counsel for Delaware Plaintiffs
Unilever PLC, Conopco, Inc and Ace
Merger Inc.

OF COUNSEL:	BERNSTEIN LITOWITZ BERGER & GROSSMANN LLP
CRAVATH, SWAINE & MOORE LLP	Mark Lebovitch
Stuart W. Gold	Amy Miller
Peter T. Barbur	Brett M. Middleton
Karl C. Huth	Jeremy Friedman
825 Eighth Avenue,	1285 Avenue of the Americas
New York, New York 10019-7475	New York, New York 10019
Tel: (212) 474-1000	Tel: (212) 554-1400
Fax: (212) 474-3700	Fax: (212) 554-1444

Co-Lead Counsel for Delaware Plaintiffs

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ A. Gilchrist Sparks (#467)
A. Gilchrist Sparks (#467) S. Mark Hurd (#3297) D. McKinley Measley (#5108) 1201 N. Market Street P.O. Box 1347 Wilmington, DE 19899-1347 Tel: (302) 658-9200 Fax: (302) 658-3989

Counsel for Alberto-Culver Company, and Leonard H. Lavin, Sam J. Sasser, Carol Lavin Bernick, James R. Edgar, King W. Harris, James G. Brocksmith Jr., Robert H. Rock, George L. Fotiades, Thomas A. Dattilo, V. James Marino

OF COUNSEL: SIDLEY AUSTIN LLP Walter Carlson Richard B. Kapnick Kevin Pecoraro Courtney A. Rosen One South Dearborn Chicago, Illinois 60603 Tel: (312) 853-7000 Fax: (312) 853-7036

AGREED TO:

POMERANTZ HAUDEK GROSSMAN & GROSS LLP

/s/ Patrick V. Dahlstrom/ with permission NF
Patrick V. Dahlstrom Leigh Smollar Handelman Ten South LaSalle Street, Suite 3505 Chicago, Illinois 60603 Tel: (312) 377-1181 Fax: (312) 377-1184
Counsel for David Jaroslawicz

FARUQI & FARUQI, LLP

/s/ Nadeem Faruqi
Nadeem Faruqi Juan M, Monteverde 369 Lexington Avenue, 10th Floor New York, New York 10017 Tel: (212) 983-9330 Fax: (212) 983-9331
Counsel for Dolores Joyce

EXHIBIT A

ALBERTO CULVER SETTLES SHAREHOLDER LAWSUIT

Board agrees to ratchet back protections tied to acquisition by Unilever and is amenable to Superior Proposals; Shareholders represented by law firms Grant & Eisenhofer and Bernstein Litowitz.

WILMINGTON, DE (November 29, 2010) A group of institutional shareholders of Alberto Culver Company have reached an agreement with the beauty care company stemming from its proposed acquisition by Unilever (NYSE: UN).

Alberto Culver (NYSE: ACV) has agreed to alter key features of its acquisition agreement with Unilever that shareholders had asserted prohibited enhanced value from competing bidders.

As part of the settlement, Melrose Park, IL-based Alberto Culver will:

1)	eliminate the matching rights it had granted to Unilever;

2)	lower any break-up fee the company may be obliged to pay by $25 million to $100 million; and

3)	be prepared to promptly provide any superior bidder with the same confidential documents that had been shared with Unilever.

In addition, Alberto Culver will amend its proxy statement to provide shareholders with substantially more information about the proposed transaction and process, and will postpone a scheduled shareholder vote on the Unilever proposed transaction until December 17, 2010, to give shareholders more time to analyze the transaction and also potential suitors more time to consider a higher bid.

The shareholder group is led by Oklahoma Firefighters, City of Riviera Beach, Laborers Local 235 and KBC Asset Management. They are jointly represented by leading shareholder and corporate governance law firms Grant & Eisenhofer P.A. and Bernstein Litowitz Berger & Grossmann LLP.

The lawsuit, filed in Delaware Chancery Court, alleged that Alberto Culver had negotiated only with Unilever and had neither sought out other bids nor had canvassed the market to determine that the proposed transaction was the best deal available for shareholders. Moreover, shareholders asserted that the Unilever transaction was sufficiently locked up at the time of its announcement that other potential bidders were effectively precluded from proposing a superior offer for the beauty company.

Stuart Grant, co-managing director of Grant & Eisenhofer and co-lead counsel for plaintiffs explained: “This settlement removes the barriers to any potential acquirer who wants to put forth a superior bid. The matching rights are gone, the break-up fee is now within the realm of reasonableness, sufficient time is allotted for consideration of such a bid, and the board has a fiduciary duty to consider a bid that qualifies as a superior bid under the merger agreement. If there is a better bid out there, it should emerge and Alberto Culver shareholders will have a chance to evaluate it.”

Co-lead counsel Mark Lebovitch, a partner with Bernstein Litowitz, added, “Our clients achieved what they set out to do. We believed that Alberto Culver’s board did not provide an adequate level of confidence that they had achieved the best deal for the shareholders. This settlement does just that.”

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The settlement is still subject to approval by the Delaware Court of Chancery. If approved, it will resolve all litigation concerning the sale of Alberto Culver.

Note: Grant & Eisenhofer P.A. represents institutional investors in securities class actions, corporate governance actions and derivative litigation. The firm has recovered approximately $12.5 billion for shareholders in the last five years and was cited by RiskMetrics for securing the highest average investor recovery in securities class actions of any U.S. law firm in 2008. Grant & Eisenhofer has been named one of the country’s top plaintiffs’ law firms by the National Law Journal for the past five years. The firm also represents plaintiffs in antitrust and False Claims Act litigation. For more information, visit www.gelaw.com.

Bernstein Litowitz Berger & Grossmann LLP prosecutes class and private actions nationally on behalf of individual and institutional clients. Since its founding in 1983, the firm has obtained many of the largest investor recoveries on record and achieved precedent-setting corporate governance reforms for clients. For more, visit www.blbglaw.com.

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